SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc. (“Charter”) announced on January 19, 2011 that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp. would privately offer an additional $300 million in aggregate principal amount of senior unsecured notes due 2019 (the “2019 Notes”), increased from the original announcement of $250 million.  These notes will form a part of the same series as the 7.00% Senior Notes due 2019 issued on January 11, 2011 in the principal amount of $1.1 billion.  Charter intends to use the net proceeds from the sale of the additional notes to repay outstanding term loan borrowings under its subsidiary's credit facility and for general corporate purposes.

The 2019 Notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S.

The press release announcing the original offering of $250 million of the 2019 Notes is attached as Exhibit 99.1. The press release announcing the increased offering of the 2019 Notes to $300 million is attached as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release announcing offering of $250 million of the 2019 Notes.*
99.2	Press release announcing the increased offering of the 2019 Notes.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: January 20, 2011

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing offering of $250 million of the 2019 Notes.*
99.2	Press release announcing the increased offering of the 2019 Notes.*

* filed herewith